Exhibit 5.3

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 450 5800 fax

September 28, 2012

The Royal Bank of Scotland Group plc
RBS Gogarburn PO Box 1000
Edinburgh EH12 1HQ
Scotland
United Kingdom

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland (the “Company”) is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), securities to be issued from time by the Company (the “Shelf Securities”).  The Shelf Securities are comprised of securities designated as Series A Senior Notes (“the Series A Notes”) and are to be issued on or after the date hereof.  Some of the Series A Notes may be designated as Retail Corporate Notes.  The Series A Notes are to be issued pursuant to the senior debt securities indenture dated as of September 13, 2011 (the “Senior Indenture”) between the Company and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) as supplemented by the first supplemental indenture dated as of September 13, 2011, between the Company and The Trustee (the “First Supplemental Indenture,” and together with the Senior Indenture, the “Indenture.”

We, as your United States counsel, have examined such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

The Royal Bank of Scotland Group plc	2	September 28, 2012

Based upon the foregoing, we advise you that in our opinion, when

(i)	the specific terms of a particular issuance of Shelf Securities have been duly authorized and established in accordance with the Indenture;

(ii)	the Shelf Securities have been duly executed and authenticated in accordance with the Indenture; and

(iii)	such Shelf Securities have been delivered to the initial purchasers thereof against payment therefor;

such Shelf Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including without limitation, concepts of good faith, fair dealing and the lack of bad faith).

In connection with the opinion expressed above, we have assumed that at the time of the delivery of any such Shelf Securities, (1) the terms and the offer and sale of such Shelf Securities have been duly authorized by the Company and such authorization shall not have been modified or rescinded; (2) the Company is validly existing as a company in good standing under the laws of Scotland; (3) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (4) the Registration Statement is effective and such effectiveness shall not have been terminated or rescinded; (5) the execution, delivery and performance by the Company and the Trustee of the Indenture and the execution, delivery, and performance by the Company of the Shelf Securities (a) are within the corporate powers of the Company and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or the Trustee, (c) do not require any action by or in respect of, or filing with, any governmental body, agency or official, and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; (6) the Indenture has been duly authorized, executed and delivered by the Trustee; (7) the Indenture is a valid, binding and enforceable agreement of the Trustee; and (8) no change in law affecting the validity or enforceability of the Indenture or the Shelf Securities has occurred.

We express no opinion as to (i) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

The Royal Bank of Scotland Group plc	3	September 28, 2012

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by Scots law, we have relied, without independent inquiry or investigation, on the opinion of Dundas & Wilson CS LLP, Scots legal counsel for the Company, dated September 28, 2012, to be filed by the Company with the Commission on the date hereof as an exhibit to the Registration Statement, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Opinions” in the prospectus, which is a part of the Registration Statement.  In addition, if a pricing supplement is filed by the Company with the Commission on any future date forming part of the Registration Statement relating to the offer and sale of any particular issuance of Shelf Securities and the pricing supplement contains our opinion substantially in one of the two forms set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name in the opinion.

1.	in any pricing supplement to the Prospectus Supplement dated September 28, 2012 and Prospectus dated September 28, 2012 relating to Series A Notes:

“In the opinion of Davis Polk & Wardwell LLP, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by Scots law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Dundas & Wilson CS LLP filed as an exhibit to the Registration Statement on Form F-3 filed by the Company on September 28, 2012.  The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Dundas & Wilson CS LLP.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the notes, the trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes, and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP filed as an exhibit to the Registration Statement on Form F-3 filed by the Company on September 28, 2012.”

2.	In any pricing supplement to the Prospectus Supplement dated September 28, 2012 and Prospectus dated September 28, 2012 relating to Series A Notes designated as Retail Corporate Notes:

The Royal Bank of Scotland Group plc	4	September 28, 2012

“Davis Polk & Wardwell LLP has confirmed its opinion as to the legality of the notes offered by this pricing supplement as set forth under “Validity of the Notes” in the prospectus supplement dated September 28, 2012, subject to the customary assumptions set forth in the opinion of such counsel dated September 28, 2012 filed as an exhibit to the Registration Statement on Form F-3 filed by the Company on September 28, 2012.”

where the related prospectus supplement dated September 28, 2012 contains the following text under the caption “Validity of the Notes:”

“If it is so indicated in the pricing supplement for a tranche of notes, in the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to RBSG, when the notes offered by that pricing supplement have been executed and issued by RBSG and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein and in that pricing supplement, such notes will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.   Any such opinion will be given as of the date of the relevant pricing supplement and will be limited to the laws of the State of New York.  Insofar as such an opinion involves matters governed by Scots law, Davis Polk & Wardwell LLP will rely, without independent inquiry or investigation, on an opinion of Dundas & Wilson CS LLP.  The opinion of Davis Polk & Wardwell LLP will be subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Dundas & Wilson CS LLP.  In addition, any such opinion of Davis Polk & Wardwell LLP will be subject to customary assumptions about the establishment of the terms of the Notes, trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in a letter of such counsel identified in the relevant pricing supplement.”

In giving our consents above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Davis Polk & Wardwell LLP